Exhibit 99.8

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is dated as of the 14th day of August 2002 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Second Amended and Restated Securities Purchase Agreement dated as of March 8, 2002 (the “Securities Purchase Agreement”), pursuant to which, among other things, the parties amended and restated the First Amended and Restated Securities Purchase Agreement and the First Amended Term B Note, and the Company issued and sold to the Purchaser the Bridge Note and the Term C Note, all on the terms and subject to the conditions set forth therein. Unless otherwise indicated, capitalized terms not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

B. The Company has advised the Purchaser that Events of Default have occurred and are continuing under Sections 10.1(b) and/or 10.1(c) of the Securities Purchase Agreement by virtue of the fact that (i) the Company has failed to achieve the applicable LLCP Coverage Ratio as of the end of the calendar month ended June 30, 2002, and (ii) the Company has failed to deliver to the Purchaser the documents and other items listed on Exhibit A attached hereto (the matters referred to in clauses (i) and (ii) above shall collectively be referred to herein as the “Specified Defaults”). Pursuant to Section 10.2 of the Securities Purchase Agreement, if any Event of Default under Section 10.1(b) or 10.1(c) of the Securities Purchase Agreement occurs and is continuing, the Purchaser may, by written notice to the Company, declare all amounts owing under the Notes, and all other Obligations, to be due and payable, as well as exercise all other rights, remedies and powers provided for under the Securities Purchase Agreement, the other Investment Documents, Applicable Law or otherwise.

C. The Company has requested that the Purchaser waive the Specified Defaults and, further, amend the financial covenant set forth in Section 8.15(b) of the Securities Purchase Agreement, all effective on and as of June 30, 2002, and the Purchaser is willing to do so on the terms and subject to the conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Limited Waiver of Specified Defaults. Subject to the terms and conditions set forth herein, pursuant to Section 10.5 of the Securities Purchase Agreement, the Purchaser waives the Specified Defaults, effective on and as of the Amendment Effective Date.

2. Amendments to Securities Purchase Agreement. Effective on and as of the Amendment Effective Date, the Securities Purchase Agreement shall be amended as follows:

        (a) Amendment of Definition of LLCP Coverage Ratio. The definition of the term “LLCP Coverage Ratio” set forth in Section 1.1 of the Securities Purchase Agreement shall be amended in its entirety, effective on and as of June 30, 2002, by replacing such definition with the following:

“‘LLCP Coverage Ratio’ shall mean, as of any specified date, a fraction, expressed as a percentage, the numerator of which shall be equal to the sum of (i) all cash, plus (ii) all restricted cash, plus (iii) all servicing fees receivable, plus (iv) all investments in credit enhancements (i.e., the Company’s residual interests in Securitization Transactions), but excluding investments in credit enhancements relating to any Warehouse Financing Transactions, plus (v) all automobile finance receivables, net of allowance for credit losses, minus all indebtedness outstanding with respect to any Securitization Transactions that the Company treats as financings on the consolidated balance sheet of the Company and its Subsidiaries as of such date, in each of clauses (i) through (v) above as shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date, and the denominator of which shall be equal to all Indebtedness outstanding under the Notes as of such date.”

        (b) Amendment of Section 8.15 (Financial Covenants). Clause (b) (LLCP Coverage Ratio) of Section 8.15 of the Securities Purchase Agreement shall be amended, effective on and as of June 30, 2002, by replacing such clause in its entirety with the following new clause (b):

“(b) LLCP Coverage Ratio. Commencing with the calendar month ending June 30, 2002, and for each calendar month thereafter, the Company shall not permit, and cause its Subsidiaries not to permit, the LLCP Coverage Ratio to be less than two hundred percent (200%) at and as of the last day of each such calendar month.”

3. Conditions Precedent. The effectiveness of the waiver set forth in Section 1 above and the amendments set forth in Section 2 above shall be subject to the satisfaction of each of the following conditions precedent (the date upon which the last of such conditions precedent to be satisfied shall be referred to herein as the “Amendment Effective Date”):

        (a) [Intentionally Omitted];

        (b) The Purchaser shall have received a revised Compliance Certificate (pursuant to Section 7.2(i) of the Securities Purchase Agreement) with respect to the calendar month ended June 30, 2002;

        (c) [Intentionally Omitted];

        (d) [Intentionally Omitted];

        (e) The Company shall have reimbursed the Purchaser for (or otherwise paid) all actual and estimated costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation and execution of this Amendment and other matters described in Section 9.5 of the Securities Purchase Agreement and the applicable provisions of the Notes occurring prior to the Amendment Effective Date and that remain unreimbursed (or unpaid);

        (f) The Purchaser shall have received an Officers’ Certificate, in form and substance satisfactory to the Purchaser, dated as of the Amendment Effective Date and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) each of the representations and warranties of the Company contained in Section 4 is true and correct in all material respects as of the date hereof and are true and correct on and as of the Amendment Effective Date, with the same effect as if made on and as of the Amendment Effective Date, and (ii) the Company has satisfied or fulfilled each of the conditions set forth in this Section 3; and

        (g) The Purchaser shall have received a revised Schedule 3.2 (Subsidiaries) to the Securities Purchase Agreement setting forth, among other things, a true, correct and complete list of all direct and indirect the Subsidiaries of the Company on and as of the date hereof.

4. Representations and Warranties. In order to induce the Purchaser to waive the Specified Defaults and amend the Securities Purchase Agreement as provided herein, the Company represents and warrants to the Purchaser that:

        (a) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of California and has the requisite corporate power and authority to enter into and perform this Amendment and to consummate the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

        (b) The Company has obtained all consents, authorizations and approvals from any Governmental Authority or other Person necessary or required to enter into, deliver and perform this Amendment and to consummate the transactions contemplated hereby;

        (c) The execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby do not and will not violate, conflict with or result in the breach of any of the provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the imposition of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries under, (x) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (y) any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound or (z) any Applicable Laws; and

        (d) Except for the Specified Defaults, no Default or Event of Default has occurred and is continuing (or will result from the execution, delivery or performance of this Amendment or the transactions contemplated hereby).

5. Post-Amendment Effective Date Deliveries. Not later than the close of business on Friday, August 30, 2002, the Company shall deliver to the Purchaser each of the documents and other items listed on Exhibit A attached hereto. The Company expressly acknowledges and agrees that the Company’s failure to deliver one or more of such documents or other items shall constitute a material breach of the Company’s obligations under the Securities Purchase Agreement as of the Amendment Effective Date.

6. CPS Auto Receivables Trust 2002-B Securitization Transaction. The Company covenants and agrees with the Purchaser that, on or prior to the close of business on September 16, 2002, it shall consummate a CPS Securitization Transaction (referred to as CPS Auto Receivables Trust 2002-B) involving the pooling and sale to a Special Purpose Entity of Automobile Contracts in the aggregate Automobile Principal Balance of not less than $100.0 million on terms and conditions no less favorable to the Company than those applicable to CPS Auto Receivables Trust 2002-A.

7. Confirmation; Full Force and Effect. Section 2 of this Amendment shall amend the Securities Purchase Agreement effective on and as of Amendment Effective Date, and the Securities Purchase Agreement shall remain in full force and effect as amended hereby from and after the Amendment Effective Date in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects the terms and other provisions of, and its obligations under, the Securities Purchase Agreement, as amended hereby, the Notes and the other Investment Documents (including the grants of Liens in favor of the Purchaser under the Collateral Documents).

8. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser under or in connection with the Securities Purchase Agreement, the other Investment Documents, Applicable Laws or otherwise and, except as set forth in Section 2 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any other Investment Document. In addition, except as provided in Section 1 hereof, nothing contained in this Amendment is intended to or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any other Investment Document, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company, or the Collateral, and the Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement and the other Investment Documents, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

9. Entire Agreement; Successors and Assigns. This Amendment constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

10. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

11. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:	/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr. President and Chief Executive Officer

By:	/s/ David Kenneally
David Kenneally
Senior Vice President and Chief Financial Officer

PURCHASER LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:	/s/ Arthur E. Levine
Arthur E. Levine President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned Guarantors hereby acknowledge that each has read the foregoing First Amendment to Securities Purchase Agreement and hereby consents to the terms thereof. Further, each of the undersigned Guarantors hereby (a) confirms that it is a party to the Subsidiary Guaranty, (b) ratifies, approves and affirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty and the Collateral Documents and other Investment Documents to which it is a party (including the grants of Liens in favor of the Purchaser under the Collateral Documents to which it is a party) and (c) acknowledges that the Subsidiary Guaranty, the Collateral Documents and such other Investment Documents remain in full force and effect in accordance with their respective terms.

GUARANTORS CPS LEASING, INC., a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Its:	VP

CPS MARKETING, INC., a California corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Its:	VP

MFN FINANCIAL CORPORATION, a Delaware corporation and the surviving corporation of the MFN Merger

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:	/s/ David Kenneally
Name:	David Kenneally
Title:	CFO

GULFCO INVESTMENT INC., a Louisiana corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

GULFCO FINANCE COMPANY, a Louisiana corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MIDLAND FINANCE CO., an Illinois corporation

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:	/s/ Mark Creatura
Name:	Mark Creatura
Title:	VP